UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2020

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2020, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the Sixth Amended and Restated Bylaws, as amended, of Essex Property Trust, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company increased the size of the Board to ten directors and elected Maria R. Hawthorne as a director to fill the vacancy on the Board. With the election of Ms. Hawthorne, the Board now consists of ten members, eight of whom are independent directors. At the 2020 Annual Meeting of Stockholders of the Company, Ms. Hawthorne will stand for re-election for a full one-year term along with the other designated directors. Ms. Hawthorne will not initially serve on any committee of the Board.

Ms. Hawthorne, age 60, has served as Chief Executive Officer and President of PS Business Parks (“PSB”), since July 2016 and August 2015, respectively. In addition, Ms. Hawthorne also served as PSB’s acting Chief Financial Officer from September 2017 to September 2018. Ms. Hawthorne was also elected as a member of PSB’s Board in July 2016. Ms. Hawthorne previously served as Executive Vice President, Chief Administrative Officer of PSB from July 2013 to August 2015. Prior to that, Ms. Hawthorne served as PSB’s Executive Vice President, East Coast, from February 2011 to July 2013. Ms. Hawthorne served as the PSB’s Senior Vice President from March 2004 to February 2011, with responsibility for property operations on the East Coast, including Northern Virginia, Maryland, and South Florida. From June 2001 through March 2004, Ms. Hawthorne was a Vice President of PSB, responsible for property operations in Virginia. From July 1994 to June 2001, Ms. Hawthorne was a Regional Manager of PSB in Virginia. From August 1988 to July 1994, Ms. Hawthorne was a General Manager, Leasing Director, and Property Manager for American Office Park Properties. Ms. Hawthorne also serves as director on the Executive Board of the National Association of Real Estate Investment Trusts, Inc. (NAREIT). Ms. Hawthorne earned a Bachelor of Arts Degree in International Relations from Pomona College.

Ms. Hawthorne will be compensated under the Company’s director compensation program as in effect from time to time, as most recently described in the Company’s 2019 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2019. Ms. Hawthorne will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 21, 2019.

There are no arrangements or understandings between Ms. Hawthorne and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Hawthorne and the Company. The Board has determined that Ms. Hawthorne meets the applicable independence requirements of the rules and regulations of the New York Stock Exchange.

The appointment of Ms. Hawthorne to the Board furthers the Board’s refreshment plan to maintain a board that, taken as a whole, has the objectivity, diversity and mix of skills, reputation and experience to provide comprehensive and effective oversight of the Company’s strategic, operational and compliance risks, as well as the knowledge, ability and independence to deliver the high standard of governance expected by the Company’s stockholders by maintaining an appropriate mix of skills and providing fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: March 20, 2020	ESSEX PROPERTY TRUST, INC.

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	General Counsel, Senior Vice President

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	General Counsel, Senior Vice President